SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2010
WALGREEN CO.
(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Wilmot Road, Deerfield, Illinois	60015

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 940-2500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 1, 2010, the Board of Directors of Walgreen Co. (the “Company”) Board of Directors, upon the recommendation of the Nominating and Governance Committee, elected Dr. David J. Brailer to the Board effective October 1, 2010 for a term continuing to the Company’s Annual Meeting of Shareholders on January 12, 2011. Dr. Brailer, who will be subject to election by shareholders at the Annual Meeting, has not yet been assigned to any Board committees.
     Dr. Brailer has served as Chairman of Health Evolution Partners, a private equity firm focused on the healthcare industry, since 2006. Dr. Brailer served as National Coordinator for Health Information Technology within the Department of Health and Human Services of the U.S. federal government from 2004 to 2006 and as a Senior Fellow at the Health Technology Center from 2002 to 2004. Previously, Dr. Brailer served as Chairman and Chief Executive Officer and a director of CareScience, Inc., a provider of care management services and Internet-based healthcare solutions, from 1992 to 2002.
     There is no arrangement or understanding with any person pursuant to which Dr. Brailer was selected as a director, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K. Dr. Brailer’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors, subject to proration to reflect the commencement date of his service on the Board. The non-employee director compensation program is described under the caption “Director Compensation” in the Company’s proxy statement for its January 13, 2010 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on November 24, 2009.

Item 7.01	Regulation FD Disclosure.
     On October 6, 2010, the Company issued a press release announcing Dr. Brailer’s election. A copy of the press release is furnished as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     The following exhibit is being furnished as part of this Form 8-K:

Exhibit Number	Exhibit Title
99.1	Press Release issued by Walgreen Co. on October 6, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.
Date: October 6, 2010	By:	/s/ Dana I. Green
		Name:	Dana I. Green
		Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press Release issued by Walgreen Co. on October 6, 2010

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